Exhibit 99.1

Alteva  Announces Sale of the Assets of USA Datanet

PHILADELPHIA, PA — September 4, 2013 — Alteva (NYSE MKT:  ALTV), a premier provider of hosted Unified Communications-as-a-Service (UCaaS), announces the sale of substantially all of the assets of its USA Datanet business effective September 1, 2013 to an undisclosed buyer for approximately $600,000, subject to customary post-closing adjustments.

This transaction will further support Alteva’s growth strategy by creating internal efficiencies and streamlining the UCaaS business by eliminating a non-core platform.  Although the Company expects to incur some nonrecurring charges related to the transition of the business during the remainder of 2013, the reduction of costs gained by this asset sale is expected to improve the overall profitability of the business by year-end.

“The sale of these assets is a win for both parties,” states David Cuthbert, Alteva’s President  & CEO.  “Although we will lose approximately $2 million of legacy revenue on an annualized basis, the non-core platform is not part of our ongoing growth strategy.  The legacy costs associated with this platform have been negatively impacting the profitability of our UCaaS segment.  This transaction is another positive milestone for Alteva as we continue our focus on growing the business and overall operational efficiency.”

# # #

About Alteva

Alteva (NYSE MKT:  ALTV) is a premier provider of hosted Unified Communications-as-a- Service (UCaaS) that significantly enhances business productivity and efficiency.   Alteva’s UCaaS solution integrates and optimizes best-in-class cloud-based technologies and business applications to deliver a comprehensive voice, video and collaboration service for the office and mobile workforce.  Alteva is committed to delivering meaningful value to our customers through a consistent, high quality and unified user experience across multiple devices, platforms and operating systems.  These attributes have positioned Alteva as a leading hosted communications provider and the partner of choice for a growing number of business customers nationwide and internationally.  To learn more about Alteva, please visit www.alteva.com.  You can also follow Alteva on Twitter @AltevaInc or LinkedIn.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions, growth, profitability, dividends, or strategies regarding the future. Alteva intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Alteva’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: expectations of future profitability, including the impact of the disposition of the USA Datanet assets; general economic and business conditions, both nationally and in the geographic regions in which Alteva operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of Alteva’s acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which Alteva operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Alteva disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties and forward-looking statements may be seen in Alteva’s Annual Report on Form 10-K, as amended, and other periodic filings with the U.S. Securities and Exchange Commission.

Contact:

Jordan Darrow

Darrow Associates, Inc.

631-367-1866

jdarrow@darrowir.com